As filed with the Securities and Exchange Commission on December 24, 2009
Registration No. 333-160265

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ev3 INC.
(Exact name of registrant as specified in its charter)

Delaware	32-0138874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3033 Campus Drive
Plymouth, Minnesota 55441
(763) 398-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin M. Klemz
Senior Vice President, Secretary and Chief Legal Officer
ev3 Inc.
3033 Campus Drive
Plymouth, Minnesota 55441
(763) 398-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies requested to:
Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7287

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
          On June 26, 2009, ev3 Inc., a Delaware corporation (“ev3”), filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-160265) (the “Registration Statement”), registering the resale of up to 5,060,510 shares of ev3 common stock, par value $0.01 per share, by the selling stockholders named therein.
          ev3’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated. In accordance with an undertaking made by ev3 in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, ev3 hereby removes from registration the shares of ev3 common stock registered but unsold under the Registration Statement.

SIGNATURES

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on December 24, 2009.

ev3 INC.

By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

By:	/s/ Shawn McCormick
Shawn McCormick
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed as of the date indicated below by the following person in the capacities indicated.

Signature	Title	Date

/s/ Robert J. Palmisano	President, Chief Executive Officer and
Robert J. Palmisano	Director (Principal Executive Officer)	December 24, 2009

/s/ Shawn McCormick Shawn McCormick	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 24, 2009

*
John K. Bakewell	Director	December 24, 2009

*
Jeffrey B. Child	Director	December 24, 2009

*
Richard B. Emmitt	Director	December 24, 2009

*
Douglas W. Kohrs	Director	December 24, 2009

*
Daniel J. Levangie	Director	December 24, 2009

Signature	Title	Date

*
John L. Miclot	Director	December 24, 2009

*
Thomas E. Timbie	Director	December 24, 2009

*
Elizabeth H. Weatherman	Director	December 24, 2009

By: /s/ Kevin M. Klemz
Kevin M. Klemz	Attorney-in-fact	December 24, 2009